UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2014 (March 21, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA		93003
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 21, 2014, Clean Diesel Technologies, Inc. (the “Company”) and Kanis S.A. entered into a letter agreement (the “Letter Agreement”) regarding the Company’s outstanding 8% subordinated convertible note due in 2016 (the “Note”). The Note, as amended on February 16, 2012, provided that maturity could be accelerated at Kanis S.A.’s election to a date not earlier than May 12, 2013. On January 30, 2013, the Company and Kanis S.A. entered into a letter agreement (the “Prior Letter Agreement”) pursuant to which Kanis S.A. agreed not to accelerate the maturity of the Note during the 2013 calendar year. Pursuant to the Letter Agreement, Kanis S.A. has further agreed not to accelerate the maturity of the Note before July 1, 2015.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein. A copy of the Subordinated Convertible Notes Commitment Letter which includes the Note as Schedule B thereto, was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 13, 2011. The amendment to the Note, dated February 16, 2012, was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 17, 2012. The Prior Letter Agreement was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 1, 2013.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, the Company entered into an employment agreement with Mr. Pedro J. Lopez-Baldrich (the “Employment Agreement), who is currently serving as a member of the Interim Office of the Chief Executive Officer and as General Counsel, Corporate Secretary and Vice President of Administration.  The employment agreement expires on March 25, 2017.

The terms of the Employment Agreement include payment of an annual base salary of $250,000 and provide that Mr. Lopez-Baldrich shall be eligible to receive an annual bonus based on the Company’s achievement of financial objectives established by the Company’s Board of Directors and Mr. Lopez-Baldrich’s achievement of agreed upon personal objectives.  The amount of any annual bonus will be based on the degree to which such objectives are met, and will vary from 0% to 68% of Mr. Lopez-Baldrich’s base salary, with a target of 40% of base salary. The payment and amount of any such annual bonus shall be at the discretion of the Company’s Board of Directors.

The Employment Agreement also provides for eligibility to receive long-term incentive awards correlated to Mr. Lopez-Baldrich’s base salary and calculated using a multiplier determined by the Company’s Board of Directors.  Any such awards may be comprised of stock options, restricted share units and/or cash compensation.  Any equity awards shall be issued under the Company’s Stock Incentive Plan. All of Mr. Lopez-Baldrich’s unvested stock options and restricted stock will immediately vest upon a termination without Cause or resignation for Good Reason concurrent with or subsequent to a Change in Control (as such terms are defined in the Employment Agreement).

The Employment Agreement also provides that in the event of his termination of employment without Cause or resignation for Good Reason, Mr. Lopez-Baldrich will receive:

•

Twelve months of base salary;

•

Twelve months of medical coverage; and

•

A pro-rated portion of annual bonus (based on the number of full months of service) to be paid within 45 days of the Company’s filing of its Annual Report on Form 10-K.

 In the event of termination of employment due to Disability (as defined in the Employment Agreement), Mr. Lopez-Baldrich will receive, subject to reduction for any benefits that Mr. Lopez-Baldrich becomes entitled to receive under a Company long-term disability insurance program:

•

Six months of base salary;

•

Six months of medical coverage; and

•

A pro-rated portion of annual bonus (based on the number of full months of service) to be paid within 45 days of the Company’s filing of its Annual Report on Form 10-K.

In the event of Mr. Lopez-Baldrich’s termination of employment for Cause or resignation other than for Good Reason, Mr. Lopez-Baldrich will not receive any severance benefits.

As a condition to Mr. Lopez-Baldrich’s receipt of any severance benefits under his Employment Agreement, he will be required to sign and not revoke a severance agreement and release of claims against the Company.

The Employment Agreement also contains provisions regarding confidentiality, intellectual property and non-solicitation of employees and customers.

The above summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Letter Agreement, dated March 21, 2014, between Kanis S.A. and Clean Diesel Technologies, Inc.
10.2	Employment Agreement, dated March 25, 2014, between Clean Diesel Technologies, Inc. and Pedro J. Lopez-Baldrich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

March 27, 2014	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Member of the Interim Office of the Chief Executive Officer and Chief Financial Officer